Invitae Reports $114.4 Million in Revenue Driven by 296,000 in Billable Volume in Third Quarter of 2021

— Q3 2021 revenue increases more than 66% on volume growth of 89% from Q3 2020 —
— Full-year 2021 revenue expected to grow 60-70%, or between $450-$475 million —
— Hosting conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time —

SAN FRANCISCO, November 8, 2021 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the third quarter ended September 30, 2021.

“Year-over-year growth continued at a fast pace in the third quarter as volumes remained strong across the platform,” said Sean George, Ph.D., co-founder and CEO of Invitae. “In particular, progress in the oncology group is reflected in current volumes and preparations for high-value, high-margin product introductions over the coming year, supported by multiple ongoing studies. We saw continued progress in our data and platform services, underscored by the integration of Medneon and the Ciitizen technology platform that bolster our ability to collect, house and deliver benefits from patient data collected on their behalf. We look forward to continued robust volume growth in the coming periods as we introduce new testing capabilities and increase access to our lifelong testing and data platform.”
Third Quarter 2021 Financial Results
•Generated revenue of $114.4 million in the quarter, a more than 66% increase compared to $68.7 million in the same period in 2020.
•Reported billable volume of 296,000 in the quarter, approximately 89% increase compared to 157,000 in the same period in 2020.
•Reported average cost per billable unit of $296 in the quarter compared to $297 average cost per billable unit in the same period in 2020. Non-GAAP average cost per unit was $249 in the quarter.
•Achieved gross profit for the third quarter of 2021 of $26.7 million, compared to $22.1 million in the same period in 2020. Non-GAAP gross profit was $40.7 million in the third quarter.

Total operating expense, which excludes cost of revenue, for the third quarter of 2021 was $220.0 million compared to $102.9 million in the same period in 2020. Non-GAAP operating expenses for the quarter was $201.8 million.

Net loss for the third quarter of 2021 was $198.2 million, or a $0.91 net loss per share, compared to a net loss of $102.9 million, or a $0.78 net loss per share, in the third quarter of 2020. Non-GAAP net loss for the quarter was $175.9 million, or a $0.81 non-GAAP net loss per share.

At September 30, 2021, cash, cash equivalents, restricted cash and marketable securities totaled $1.25 billion as compared with $1.54 billion as of June 30, 2021. Net increase in cash, cash equivalents and restricted cash for the quarter was $186.1 million. Cash burn was $286.0 million for the quarter. Cash burn for the quarter would have been $148.1 million excluding the cash paid for acquisitions, primarily related to the cash paid to acquire Medneon and Ciitizen.

Corporate and Scientific Highlights
•Acquired patient-centric consumer health tech company Ciitizen to enhance Invitae’s platform by providing patients an easy-to-use, centralized hub for their genomic and clinical information, which together comprise a powerful dataset with the potential to drive research and improve healthcare decision making.

•Announced new data from the TRACERx lung cancer research collaboration. The data further validate the value of liquid biopsy as a less invasive and more comprehensive approach to guiding personalized cancer treatment. The data underscore previous findings from the TRACERx cohort that monitoring for cancer circulating tumor DNA (ctDNA) based minimal residual disease (MRD) detected relapse of non-small cell lung cancer (NSCLC) up to three years earlier than standard of care imaging surveillance in some instances.

•Presented research demonstrating that genetic findings informed clinical management changes that led to improved seizure control and outcomes in the majority of epilepsy patients with actionable findings. The findings were presented in September at the National Society of Genetic Counselors 40th Annual Conference.

Outlook and Guidance
The company has adjusted its 2021 annual revenue guidance to $450 million - $475 million, or year-over-year revenue growth of between 60% and 70%. The change in revenue outlook was primarily due to greater than expected seasonal impact in Q3.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call and webcast, please register at the link below:

https://conferencingportals.com/event/DqFqYhVe

Upon registering, each participant will be provided with call details and a registrant ID.

The live webcast of the call and slide deck, may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's future financial results, including guidance for 2021, long term topline growth expectations and the drivers of future financial results; the company’s beliefs regarding the momentum in its business and the drivers of that momentum; the company’s expectations regarding future growth; the company’s expectations regarding future product introductions and expansions; the significance and benefits of the company's recent studies and collaborations; and the impact and benefits of the company's acquisitions, partnerships and product offerings. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company's ability to continue to grow its business, including internationally; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures
To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with the company's acquisitions, (4) adjustments to the fair value of acquisition-related assets and/or liabilities, including contingent consideration and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities, (2) cash received from equity financings and (3) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.
In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below. As noted elsewhere, certain GAAP results are preliminary and subject to change.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$921,634	$124,794
Marketable securities	320,465	229,186
Accounts receivable	58,431	47,722
Inventory	30,633	32,030
Prepaid expenses and other current assets	34,401	20,200
Total current assets	1,365,564	453,932
Property and equipment, net	101,000	66,102
Operating lease assets	119,194	45,109
Restricted cash	10,275	6,686
Intangible assets, net	1,168,157	981,845
Goodwill	2,283,059	1,863,623
Other assets	23,790	13,188
Total assets	$5,071,039	$3,430,485
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,404	$25,203
Accrued liabilities	104,308	86,058
Operating lease obligations	12,636	8,789
Finance lease obligations	3,825	1,695
Total current liabilities	156,173	121,745
Operating lease obligations, net of current portion	120,467	48,357
Finance lease obligations, net of current portion	6,467	3,123
Debt	111,156	104,449
Convertible senior notes, net	1,462,499	283,724
Deferred tax liability	51,378	51,538
Other long-term liabilities	56,182	841,256
Total liabilities	1,964,322	1,454,192

Stockholders’ equity:
Common stock	23	19
Accumulated other comprehensive income	21	1
Additional paid-in capital	4,624,397	3,337,120
Accumulated deficit	(1,517,724)	(1,360,847)
Total stockholders’ equity	3,106,717	1,976,293
Total liabilities and stockholders’ equity	$5,071,039	$3,430,485

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Test revenue	$111,676	$67,326	$322,448	$175,503
Other revenue	2,719	1,402	11,880	3,664
Total revenue	114,395	68,728	334,328	179,167
Cost of revenue	87,741	46,643	252,563	130,017
Research and development	97,511	37,802	284,323	168,433
Selling and marketing	55,501	37,800	163,705	119,440
General and administrative	86,820	27,810	197,640	77,638
Change in fair value of contingent consideration	(19,866)	(504)	(386,836)	4,328
Loss from operations	(193,312)	(80,823)	(177,067)	(320,689)
Other income (expense), net	3,357	(15,771)	9,846	(32,499)
Interest expense	(14,069)	(6,308)	(35,869)	(17,244)
Net loss before taxes	(204,024)	(102,902)	(203,090)	(370,432)
Income tax benefit	(5,848)	—	(29,208)	(2,600)
Net loss	$(198,176)	$(102,902)	$(173,882)	$(367,832)
Net loss per share, basic and diluted	$(0.91)	$(0.78)	$(0.85)	$(3.08)
Shares used in computing net loss per share, basic and diluted	218,384	132,484	205,587	119,386

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(173,882)	$(367,832)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,848	22,964
Stock-based compensation	131,768	102,329
Amortization of debt discount and issuance costs	10,352	11,115
Remeasurements of liabilities associated with business combinations	(396,015)	42,448
Benefit from income taxes	(29,215)	(2,600)
Post-combination expense	7,870	—
Other	7,336	(570)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(8,900)	5,516
Inventory	1,397	—
Prepaid expenses and other current assets	(15,273)	(8,460)
Other assets	(2,915)	1,387
Accounts payable	2,581	3,118
Accrued expenses and other liabilities	24,151	5,665
Net cash used in operating activities	(383,897)	(184,920)
Cash flows from investing activities:
Purchases of marketable securities	(325,957)	(180,021)
Proceeds from sales of marketable securities	—	12,832
Proceeds from maturities of marketable securities	228,043	152,465
Acquisition of businesses, net of cash acquired	(239,836)	(57,576)
Purchases of property and equipment	(35,533)	(13,991)
Other	(1,300)	(2,000)
Net cash used in investing activities	(374,583)	(88,291)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	434,263	217,489
Proceeds from issuance of common stock	15,810	9,076
Proceeds from issuance of convertible senior notes, net	1,116,427	—
Finance lease principal payments	(2,833)	(1,543)
Other	(4,758)	3,738
Net cash provided by financing activities	1,558,909	228,760
Net increase (decrease) in cash, cash equivalents and restricted cash	800,429	(44,451)
Cash, cash equivalents and restricted cash at beginning of period	131,480	157,572
Cash, cash equivalents and restricted cash at end of period	$931,909	$113,121

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$87,741	$46,643	$252,563	$130,017
Amortization of acquired intangible assets	(13,422)	(4,708)	(34,578)	(12,138)
Acquisition-related stock-based compensation	(80)	—	(2,320)	—
Acquisition-related post-combination expense	(579)	—	(579)	—
Fair value adjustments to acquisition-related assets	—	—	(3,148)	—
Non-GAAP cost of revenue	$73,660	$41,935	$211,938	$117,879

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$114,395	$68,728	$334,328	$179,167
Cost of revenue	87,741	46,643	252,563	130,017
Gross profit	26,654	22,085	81,765	49,150
Amortization of acquired intangible assets	13,422	4,708	34,578	12,138
Acquisition-related stock-based compensation	80	—	2,320	—
Acquisition-related post-combination expense	579	—	579	—
Fair value adjustments to acquisition-related assets	—	—	3,148	—
Non-GAAP gross profit	$40,735	$26,793	$122,390	$61,288

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Research and development	$97,511	$37,802	$284,323	$168,433
Amortization of acquired intangible assets	(528)	(117)	(1,588)	(350)
Acquisition-related stock-based compensation	(1,658)	171	(20,703)	(52,011)
Acquisition-related post-combination expense	(2,391)	(60)	(3,449)	(60)
Non-GAAP research and development	$92,934	$37,796	$258,583	$116,012

INVITAE CORPORATION
Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Selling and marketing	$55,501	$37,800	$163,705	$119,440
Amortization of acquired intangible assets	(1,685)	(760)	(5,062)	(2,331)
Acquisition-related stock-based compensation	—	—	(2,696)	—
Acquisition-related post-combination expense	—	(40)	(38)	(40)
Non-GAAP selling and marketing	$53,816	$37,000	$155,909	$117,069

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
General and administrative	$86,820	$27,810	$197,640	$77,638
Amortization of acquired intangible assets	—	—	—	(10)
Acquisition-related stock-based compensation	(11)	—	(21,261)	—
Acquisition-related post-combination expense	(31,716)	—	(35,463)	(500)
Fair value adjustments to acquisition-related liabilities	19,866	504	386,836	(4,328)
Non-GAAP general and administrative	$74,959	$28,314	$527,752	$72,800

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Research and development	$97,511	$37,802	$284,323	$168,433
Selling and marketing	55,501	37,800	163,705	119,440
General and administrative	86,820	27,810	197,640	77,638
Change in fair value of contingent consideration	(19,866)	(504)	(386,836)	4,328
Operating expense	219,966	102,908	258,832	369,839
Amortization of acquired intangible assets	(2,213)	(877)	(6,650)	(2,691)
Acquisition-related stock-based compensation	(1,669)	171	(44,660)	(52,011)
Acquisition-related post-combination expense	(34,107)	(100)	(38,950)	(600)
Change in fair value of contingent consideration	19,866	504	386,836	(4,328)
Non-GAAP operating expense	$201,843	$102,606	$555,408	$310,209

INVITAE CORPORATION
Reconciliation of Other Income (Expense), Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Other income (expense), net	$3,357	$(15,771)	$9,846	$(32,499)
Fair value adjustments to acquisition-related liabilities	(3,427)	16,208	(9,179)	37,937
Non-GAAP other income (expense), net	$(70)	$437	$667	$5,438

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(198,176)	$(102,902)	$(173,882)	$(367,832)
Amortization of acquired intangible assets	15,635	5,585	41,228	14,829
Acquisition-related stock-based compensation	1,749	(171)	46,980	52,011
Acquisition-related post-combination expense	34,686	100	39,529	600
Fair value adjustments to acquisition-related assets and liabilities	(23,293)	15,704	(392,867)	42,265
Acquisition-related income tax benefit	(6,520)	—	(30,607)	(2,600)
Non-GAAP net loss	$(175,919)	$(81,684)	$(469,619)	$(260,727)

Net loss per share, basic and diluted	$(0.91)	$(0.78)	$(0.85)	$(3.08)
Non-GAAP net loss per share, basic and diluted	$(0.81)	$(0.62)	$(2.28)	$(2.18)
Shares used in computing net loss per share, basic and diluted	218,384	132,484	205,587	119,386

INVITAE CORPORATION

Reconciliation of Net Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended March 31, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021

Net cash used in operating activities	$(89,520)	$(129,325)	(165,052)	$(383,897)
Net cash provided by (used in) investing activities	(273,558)	(80,701)	(20,324)	(374,583)
Net cash provided by financing activities	436,091	1,123,553	(735)	1,558,909
Net increase in cash, cash equivalents and restricted cash	73,013	913,527	(186,111)	800,429

Adjustments:
Net changes in investments	249,694	(51,475)	(100,305)	97,914
Proceeds from public offering of common stock, net of issuance costs	(434,263)	—	—	(434,263)
Proceeds from issuance of convertible senior notes, net	—	(1,116,850)	423	(1,116,427)
Proceeds from exercises of warrants	(790)	(452)	—	(1,242)
Cash burn	$(112,346)	$(255,250)	$(285,993)	$(653,589)

• Cash burn for the three months ended September 30, 2021 includes $134.6 million of cash paid for acquisitions, primarily related to the cash paid to acquire Medneon and Ciitizen, and $3.3 million in acquisition-related transaction costs.
• Cash burn for the three months ended June 30, 2021 includes $120.1 million of cash paid for acquisitions, primarily related to the cash paid to acquire Genosity.
• Cash burn for the three months ended March 31, 2021 includes $17.7 million of cash paid for acquisitions, primarily related to the cash paid to acquire One Codex.

Contact for Invitae:

ir@invitae.com

(628) 213-3369
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